Exhibit 99.1

For Immediate Release	Contact: Dan Kelly
March 22, 2004	(919) 774-6700

THE PANTRY, INC. COMPLETES REDEMPTION OF

10 1/4% SENIOR SUBORDINATED NOTES DUE 2007

Sanford, North Carolina, March 22, 2004 – The Pantry, Inc. (NASDAQ: PTRY), the leading independently operated convenience store chain in the southeastern United States, today announced that it completed the redemption of all of its outstanding 10 ¼% Senior Subordinated Notes due 2007 (“Notes”). The $200 million principal amount of the Notes was redeemed for $206,834,000 in cash, plus accrued interest through March 20, 2004.

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and the third largest independently operated convenience store chain in the country. As of March 17, 2004, the Company operated 1,377 stores in ten states under a number of banners including The Pantry®, Kangaroo®, Golden Gallon®, and Lil’ Champ Food Stores®. The Pantry’s stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.